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Exhibit 99.2

RISK FACTORS

        Before you invest in the notes, you should carefully consider these risk factors, as well as the other information contained in this offering memorandum. This section describes some, but not all, of the risks associated with an investment in the notes. Our business, financial condition, results of operations or liquidity could be materially adversely affected by any of these risks, which could affect our ability to make payments on the notes. Additional risks not presently known to us or that we currently deem immaterial may also impair our business, financial condition, results of operations or liquidity.

Risks Relating to Our Indebtedness

We will incur significant indebtedness in connection with the Spin-Off, which will subject us to restrictive covenants relating to the operation of our business.

        As of September 30, 2004, on a pro forma basis after giving effect to the Spin-Off and this offering, our entering into and initial borrowings under our new revolving credit facility and the application of the proceeds therefrom, we would have had approximately $225.0 million of debt outstanding. We also have a substantial amount of pension and other liabilities. Our leverage could have important consequences to you. For example, it could:

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  make it difficult for us to satisfy our financial obligations, including making scheduled principal and interest payments on the notes and our other indebtedness;

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  place us at a disadvantage to our competitors;

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  require us to dedicate a substantial portion of our cash flow from operations to service payments on our indebtedness, thereby reducing funds available for other purposes;

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  increase our vulnerability to a downturn in general economic conditions or the industry in which we operate;

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  limit our ability to obtain additional financing for working capital, capital expenditures, acquisitions and general corporate and other purposes; and

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  limit our ability to plan for and react to changes in our business and the industry in which we operate.

        The terms of our indebtedness, including the revolving credit facility and the indenture governing the notes, will contain covenants restricting our ability to, among other things, incur certain additional debt, make specified restricted payments and capital expenditures, authorize or issue capital stock, enter into transactions with our affiliates, consolidate or merge with or acquire another business, sell certain of our assets or liquidate, dissolve or wind-up our company. In addition, the terms of our revolving credit facility will require us to achieve and maintain certain specified financial ratios. These restrictions may limit our ability to engage in activities which could expand our business, including obtaining future financing, making needed capital expenditures or taking advantage of business opportunities such as strategic acquisitions and dispositions.

        We expect that our revolving credit facility will accrue interest at variable rates. As of September 30, 2004, on a pro forma basis after giving effect to the Spin-Off and this offering, our entering into and initial borrowings under our new revolving credit facility and the application of the proceeds therefrom, we would have had approximately $25.0 million of secured debt outstanding, and we would have had approximately $125.0 million of availability for additional borrowings under our revolving credit facility. We may reduce our exposure to rising interest rates by entering into interest rate hedging arrangements, although those arrangements may result in us incurring higher interest expenses than we would incur without the arrangements. If interest rates increase in the absence of such arrangements, we will need to dedicate more of our cash flow from operations to make payments on our debt.

Our failure to comply with the covenants contained in our revolving credit facility or the indenture could result in an event of default that could cause acceleration of our indebtedness.

        Our failure to comply with the covenants and other requirements contained in the indenture, our revolving credit facility or our other debt instruments could cause an event of default under the relevant debt instrument. The occurrence of an event of default could trigger a default under our other debt instruments, prohibit us from accessing additional borrowings and permit the holders of the defaulted debt to declare amounts outstanding with respect to that debt to be immediately due and payable. Our assets or cash flows may not be sufficient to repay fully borrowings under our outstanding debt instruments, and we may be unable to refinance or restructure the payments on indebtedness on favorable terms, or at all.

Despite our indebtedness levels, we and our subsidiaries may be able to incur substantially more indebtedness, which may increase the risks created by our substantial indebtedness.

        Because the terms of our revolving credit facility and the indenture governing the notes do not fully prohibit us or our subsidiaries from incurring additional indebtedness, we and our subsidiaries may be able to incur substantial additional indebtedness in the future, some of which may be secured. If we or any of our subsidiaries incur additional indebtedness, the related risks that we and they now face may intensify.

We may not be able to generate a sufficient amount of cash flow to meet our debt obligations, including the notes.

        Our ability to make scheduled payments or to refinance our obligations with respect to the notes, our other debt and our other liabilities will depend on our financial and operating performance, which, in turn, is subject to prevailing economic conditions and to certain financial, business and other factors beyond our control. If our cash flow and capital resources are insufficient to fund our debt obligations and other liabilities, we could face substantial liquidity problems and may be forced to reduce or delay scheduled expansions and capital expenditures, sell material assets or operations, obtain additional capital or restructure our debt. We cannot assure you that our operating performance, cash flow and capital resources will be sufficient to repay our debt in the future. In the event that we are required to dispose of material assets or operations or restructure our debt to meet our debt and other obligations, we cannot assure you as to the terms of any such transaction or how quickly any such transaction could be completed.

        If we cannot make scheduled payments on our debt, we will be in default and, as a result:

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    our debt holders could declare all outstanding principal and interest to be due and payable;

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    our senior secured lenders could terminate their commitments and commence foreclosure proceedings against our assets; and

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    we could be forced into bankruptcy or liquidation.

        If our operating performance declines in the future or we breach our covenants under the revolving credit facility, we may need to obtain waivers from the required lenders under our revolving credit facility to avoid being in default. We may not be able to obtain these waivers. If this occurs, we would be in default under the revolving credit facility.

We depend on our subsidiaries to generate cash flow to meet our debt service obligations, including payments on the notes.

        We conduct a substantial portion of our business through our subsidiaries. Consequently, our cash flow and ability to service our debt obligations, including the notes, depend upon the earnings of our subsidiaries and the distribution of those earnings to us, or upon loans, advances or other payments made by these entities to us. The ability of these entities to pay dividends or make other payments or advances to us will be subject to applicable laws and contractual restrictions contained in the instruments governing their debt, including our revolving credit facility and the indenture governing the notes. These limitations are also subject to important exceptions and qualifications.

        The ability of our subsidiaries to generate sufficient cash flow from operations to allow us to make scheduled payments on our debt, including the notes, will depend upon their future financial performance, which will be affected by a range of economic, competitive and business factors, many of which are outside of our control. If our subsidiaries do not generate sufficient cash flow from operations to help us satisfy our debt obligations, including payments on the notes, we may have to undertake alternative financing plans, such as refinancing or restructuring our debt, selling assets, reducing or delaying capital expenditures or seeking to raise additional capital. Refinancing may not be possible, and any assets may not be able to be sold, or, if sold, we may not realize sufficient amounts from those sales. Additional financing may not be available on acceptable terms, if at all, or we may be prohibited from incurring it, if available, under the terms of our various debt instruments then in effect. Our ability to issue additional stock will be constrained because such an issuance of additional stock could cause the Spin-Off to be taxable to Kimberly-Clark, and we would be required to indemnify Kimberly-Clark against that tax. Our inability to generate sufficient cash flow to satisfy our debt obligations or to refinance our obligations on commercially reasonable terms would have an adverse effect on our business, financial condition and results of operations, as well as on our ability to satisfy our obligations on the notes. The earnings of our operating subsidiaries and the amount that they are able to distribute to us as dividends or otherwise may not be adequate for us to service our debt obligations, including the notes.

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RISK FACTORS